RETENTION BONUS RECOVERY AND AUTHORIZATION FOR PAYROLL DEDUCTION AGREEMENT

WHEREAS, Stewart Title Guaranty Company, referred herein as (“Stewart”) has agreed to pay a Retention Bonus to Matthew W. Morris (“Employee”) equal to the difference between Employee’s 2018 Short Term Incentive final calculation and Employee’s 2018 Target Short Term Incentive. Employee’s 2018 Target Short Term Incentive is equal to Six Hundred Thousand Dollars and No Cents ($600,000.00), subject to applicable payroll taxes as set forth herein; and,

WHEREAS, the 2018 Target Short Term Incentive will be accelerated and paid to the Employee on or before December 31, 2018, provided Employee has executed this Retention Bonus Recovery and Authorization for Payroll Deduction Agreement (“Agreement”) and is an active Employee upon payment being made; and

WHEREAS, once Employee’s 2018 Short Term Incentive is calculated, the final 2018 Short Term Incentive amount earned in 2018 will be subtracted from the Employee’s 2018 Target Short Term Incentive. The remaining amount is Employee’s Retention Bonus and is subject to the Repayment Obligation outlined below; and

WHEREAS, Close is defined as the date on which SISCO and FNF complete the Merger Transaction as contemplated in that certain Agreement and Plan of Merger dated as of March 18, 2018; and

WHEREAS, Stewart and Employee have agreed that if Employee’s employment with Stewart is terminated by Stewart for Cause or by the Employee for any reason, referred herein as (“Employment Separation”), prior to thirty days post Close, or prior to December 31, 2019 in the event the merger does not Close, Employee shall become immediately liable for and obligated to repay to Stewart the Retention Bonus; and

WHEREAS, the parties stipulate that this Agreement is done for a lawful purpose, including but not limited to the purpose of insuring that Stewart obtains the full benefits of paying the full amount of the 2018 Short Term Incentive payment and Retention Bonus; and

WHEREAS, for the purpose of this Agreement, “Cause” means termination of employment for any of the following reasons: (a) Stewart’s determination that Employee has committed insubordination or grossly failed or refused to perform any material duties or obligations of Stewart employment; (b) Stewart’s determination that Employee has materially violated any provision of Stewart policy (whether now in effect or subsequently promulgated or revised) regarding drugs, alcohol, discrimination, harassment, retaliation, honesty, confidentiality and/or other employee misconduct; (c) Employee’s conviction for, or entry of a plea of guilty or no contest with respect to, any felony or crime of moral turpitude; and/or (d) any act or omission of Employee involving fraud, theft, dishonesty, disloyalty, or illegality with respect to Stewart, any affiliate, or any of Stewart’s businesses;

NOW, THEREFORE, intending to be legally bound, Employee and Stewart agree and covenant, as follows:

1.
Repayment Obligation. Employee acknowledges and agrees that in the event of Employment Separation, Employee shall immediately owe Stewart the Retention Bonus, then due and owing. Further in the event of Employment Separation, Employee hereby authorizes Stewart to deduct the Retention Bonus from Employee’s final pay (including but not limited to any accrued bonus, commissions, wages and/or unused vacation), subject to any applicable minimum wage requirements. If the amount of Employee's final pay is less than the Retention Bonus, Employee covenants and agrees to pay said amount to Stewart by wire or cashier’s check within sixty (60) days from the date of the Employment Separation.

2.
Governing Law and Venue. This Agreement shall be governed by the laws of the state of Texas and is performable in Harris County, Houston, Texas. Venue for any action brought against Stewart under this Agreement shall be exclusively in a court of competent jurisdiction in Harris County, Texas. Venue for any action brought against Employee under this Agreement shall be exclusively within the State of the Employee’s residence in a court of competent jurisdiction.

3.
Entire Agreement. This Agreement constitutes the entire understanding between Employee and Stewart with respect to the subject matter hereof (repayment of the Retention Bonus) and supersedes any and all other prior understandings, written or oral.

4.
Attorneys’ Fees. If any action at law or in equity is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has executed this Retention Bonus Recovery and Authorization for Payroll Deduction Agreement as of December 27, 2018.

/s/ Matthew W. Morris
Matthew W. Morris

COMPANY
Stewart Title Guaranty Company

By:     /s/ Thomas G. Apel
Name:    Thomas G. Apel
Title:    Chairman of the Board of Directors

Date:     December 28, 2018